Exhibit 10.1

LAKEWOOD-AMEDEX INC.

2020 EQUITY INCENTIVE PLAN

Section 1. Purpose; Definitions. The purposes of the Lakewood-Amedex Inc., 2020 Equity Incentive Plan (as amended or amended and restated from time to time, the “Plan”) are to: (a) enable Lakewood-Amedex Inc., a Delaware corporation (the “Corporation”), and its respective affiliated companies to recruit and retain highly qualified personnel; (b) provide those employees, directors and consultants of the Corporation or its Affiliates with an incentive for productivity; and (c) provide those personnel with an opportunity to share in the growth and value of the Corporation. Certain capitalized terms used but not otherwise detailed herein shall have the meanings ascribed to them in Exhibit A attached hereto.

Section 2. Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a committee to perform some or all of the Board’s administrative functions hereunder; provided further, that the authority of any Committee will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Directors who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the grant of Awards to himself or herself.

The Board will have full authority to grant Awards under the Plan. In particular, subject to the terms of the Plan, the Board will have the authority:

●	to select the Persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4 hereof);

●	to determine the type of Award to be granted to any Person hereunder;

●	to determine the number of Shares, if any, made subject to each Award (consistent with the provisions of Section 3 hereof regarding the maximum number of Shares subject to the Plan);

●	to establish the terms and conditions of each Award Agreement;

●	to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d) hereof; and

●	to require execution of any Stockholders’ Agreement which may include, among other things, restrictions on resale of Shares and/or a requirement to sell Shares in connection with a Change of Control or other similar transactions, and may impose a limitation on marketability in connection with a public offering of the Corporation’s stock.

Lakewood-Amedex 2020 Equity Incentive Plan

The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all Persons, including the Corporation and Participants.

Section 3. Shares Subject to the Plan.

(a) Shares Subject to the Plan. Awards for up to 10,862,950 Shares shall be available for the grant of Awards under the Plan. The Corporation will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.

(b) Limit on Incentive Stock Options. Notwithstanding any other provisions of this Plan to the contrary, the maximum aggregated number of Shares that will be available for issuance as Incentive Stock Options under this Plan shall be 10,862,950 Shares.

(c) Effect of the Expiration or Termination of Awards. If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan. Similarly, if any Share of Restricted Stock is canceled, forfeited or repurchased for any reason, or if any Share is withheld pursuant to Section 9(e) hereof in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan. If any Share is received in satisfaction of the exercise price payable upon exercise of an Option, that Share will become available for grant under the Plan.

(d) Other Adjustment. In the event of any recapitalization, stock split or combination, stock dividend or other similar event or transaction affecting the Shares or the capitalization of the Corporation, equitable substitutions or adjustments may be made by the Board, in its sole and absolute discretion, to (i) the aggregate number, type and issuer of the securities reserved for issuance under the Plan, (ii) the number, type and issuer of Shares subject to outstanding Options, (iii) the exercise price of outstanding Options, (iv) the number, type and issuer of Restricted Stock, and/or (v) make any other adjustments or take such other actions as the Board, in its discretion, may deem necessary or advisable.

Lakewood-Amedex 2020 Equity Incentive Plan

(e) Change of Control. Notwithstanding anything to the contrary set forth in the Plan, an Award Agreement may provide or the Board, as constituted prior to a Change of Control, may, upon or in anticipation of any Change of Control of the Corporation or any of its Affiliates, in the Board’s sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change of Control: (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of any Award; (ii) cancel Awards and cause to be paid to the holders of vested Awards the value of such Awards, if any, as determined by the Board in its sole discretion, it being understood that in the case of any Option with an exercise price per Share that equals or exceeds the price paid per Share in connection with the Change of Control (for the avoidance of doubt, as determined by the Board in its sole discretion), the Board may cancel the Option without the payment of consideration therefor; (iii) provide for the issuance of substitute Awards or the assumption or replacement of such Awards; (iv) provide written notice to Participants that for a period of at least ten (10) days prior to the Change of Control, such Awards shall be exercisable, to the extent applicable, as to all Shares subject thereto and upon the occurrence of the Change of Control, any Awards not so exercised shall terminate and be of no further force and effect; provided, however, an Award Agreement may further provide, or the Board may further determine (in its sole discretion) on a case by case basis, that any such acceleration of vesting contemplated in clause (i) or (iv) shall occur only upon the termination of the relevant Participant’s service relationship with the Corporation or an Affiliate involuntarily for a reason other than Cause in connection with, or within a certain time period prior to or following the occurrence of, the sale (whether by sale of outstanding equity securities or assets), merger, consolidation, reorganization, liquidation, dissolution or winding-up of the Corporation or the Affiliate with which such Participant maintains a service relationship.

For purposes of clause (e)(iii) in this Section 3, the substitution or assumption of an Option issued under the Plan for an option to purchase common stock of any successor corporation or its parent shall be permitted only to the extent it complies with the rules under Section 422, 424 and 409A of the Code, as and where applicable.

Section 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Corporation or its Affiliates are eligible to be granted Awards under the Plan. However, Persons who are not employees of the Corporation or a Subsidiary are not eligible to be granted Incentive Stock Options but are eligible to be granted other types of Awards.

Section 5. Options. Each Option granted under the Plan shall be evidenced by an Award Agreement. Options granted under the Plan may be of two types: (a) Incentive Stock Options, or (b) Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may, at the time of such grant, approve. Without limiting the generality of Section 3(a) hereof, any number of the maximum number of Shares provided for in Section 3(a) hereof may be subject to Incentive Stock Options or Non-Qualified Stock Options, or any combination thereof, subject to the limit on Incentive Stock Options provided in Section 3(b) hereof. The prospective recipient of an Award of Options will not have any rights with respect to such Award, unless and until such recipient has delivered to the Corporation an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award. Notwithstanding anything in the Plan to the contrary, the Corporation shall have no liability to any Participant or any other Person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (and, as a result, tax, interest, or penalties are imposed on a Participant under Section 409A of the Code or income is accelerated under Section 409A of the Code).

Lakewood-Amedex 2020 Equity Incentive Plan

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate, in its sole and absolute discretion:

(a) Option Price. The exercise price per Share purchasable under an Incentive Stock Option or a Non-Qualified Stock Option will be not less than 100% of the Fair Market Value of the Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns (or is deemed to own pursuant to Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Corporation or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b) Option Term. The term of each Option will be fixed by the Board, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns (or is deemed to own pursuant to Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Corporation or of a Subsidiary will not be exercisable more than 5 years after the date the Option is granted. No Option may be exercised by any Person after expiration or termination of the term of the Option.

(c) Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant. If the Board provides, in its sole and absolute discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board determines, in its sole and absolute discretion.

(d) Method of Exercise. Subject to the exercisability provisions of Section 5(c) hereof and the termination provisions set forth in Section 6 hereof, Options may be exercised, in whole or in part, at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Corporation specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by cash or certified or bank check, or such other means as the Board may accept, in its sole discretion. As determined by the Board, in its sole and absolute discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares may be authorized only at the time the Option is granted.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant (i) has given written notice of exercise, (ii) has paid in full for such Shares, (iii) if requested, has given the representation described in Section 9(a) hereof, and (iv) has executed any and all required Key Agreements.

(e) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Corporation or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

Lakewood-Amedex 2020 Equity Incentive Plan

(f) Termination of Service. Unless otherwise specified in the Award Agreement, Options will be subject to the terms of Section 6 hereof with respect to exercise upon or following termination of employment or other service.

(g) Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option, no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his or her Disability, by his or her personal representative.

(h) Detrimental Activity. Unless otherwise provided in an Award Agreement, all outstanding Options (whether or not vested) held by a Participant shall immediately terminate and cease to be exercisable on the date on which such Participant engages in Detrimental Activity.

Section 6. Termination of Service. Unless otherwise specified with respect to a particular Option in the applicable Award Agreement, all Options will remain exercisable after termination of employment or service only to the extent specified in this Section 6.

(a) Termination by Reason of Death. If a Participant’s service with the Corporation or any Affiliate terminates by reason of death, any Option held by such Participant may thereafter only be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring on the earliest to occur of (i) such time as may be specified by the Board at or after the time of grant, or, if not specified by the Board, then 12 months from such Participant’s date of death, or (ii) the expiration of the stated term of such Option.

(b) Termination by Reason of Disability. If a Participant’s service with the Corporation or any Affiliate terminates by reason of Disability, any Option held by such Participant may thereafter only be exercised by the Participant or his or her personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring on the earliest to occur of (i) such time as may be specified by the Board at or after the time of grant, or if not specified by the Board, then 12 months from the date of such termination of service, or (ii) the expiration of the stated term of such Option.

(c) Cause. If a Participant’s service with the Corporation or any Affiliate is terminated for Cause: (i) any Option not already exercised (whether or not vested) will be immediately and automatically forfeited as of the date of such termination, and (ii) the Corporation may repurchase any Shares issued upon exercise of an Option at a price equal to the lower of (A) the price paid by the Participant for such Shares and (B) the fair market value of such Shares.

(d) Other Termination. If a Participant’s service with the Corporation or any Affiliate terminates for any reason other than death, Disability or Cause, then, except as otherwise provided in the applicable Award Agreement, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring on the earliest to occur of (i) such time as may be specified by the Board at or after the time of grant, or if not specified by the Board, then 90 days from the date of such termination of service, or (ii) the expiration of the stated term of such Option.

Lakewood-Amedex 2020 Equity Incentive Plan

Section 7. Restricted Stock.

(a) Issuance. Each issuance of Restricted Stock under the Plan shall be evidenced by an Award Agreement. Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.

(b) Awards and Certificates. The Award Agreement evidencing the grant of any Restricted Stock will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate, in its sole and absolute discretion. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Corporation an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award. The purchase price for Restricted Stock may, but need not, be zero.

A share certificate may be issued in connection with each Award of Restricted Stock. If issued, such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by (i) the Plan, the Award Agreement, all Key Agreements, or any other agreement governing the issuance of such Award of Restricted Stock, or (ii) applicable law:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS AND INSTEAD ARE BEING ISSUED PURSUANT TO EXEMPTIONS CONTAINED IN SAID LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND SUCH SECURITIES HAVE BEEN QUALIFIED OR REGISTERED IN ACCORDANCE WITH ANY OTHER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR (B) THE ISSUER OF THESE SECURITIES SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT NO VIOLATION OF THE SECURITIES ACT OR OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS WILL RESULT FROM SUCH TRANSFER.

Lakewood-Amedex 2020 Equity Incentive Plan

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS, AND/OR FORFEITURE CONDITIONS AS SET FORTH IN THE LAKEWOOD-AMEDEX INC. 2020 EQUITY INCENTIVE PLAN, A RESTRICTED STOCK AWARD AGREEMENT, AND/OR A STOCKHOLDERS’ (OR SIMILAR) AGREEMENT(S), COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED UPON REQUEST TO THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

Share certificates evidencing Restricted Stock will be held in custody by the Corporation or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Corporation a stock power, endorsed in blank, relating to the Shares covered by such Award.

(c) Restrictions and Conditions. The Restricted Stock awarded pursuant to this Section 7 will be subject to the following restrictions and conditions, and any other restrictions and conditions set forth in the Award Agreement:

(i) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, assign, pledge, hypothecate or otherwise encumber or dispose of Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii) Except as provided in this clause (ii) or Section 7(c)(i) above, once the Participant has been issued a share certificate or certificates for Restricted Stock, the Participant will have, with respect to the Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the Shares, and the right to receive dividends. Any dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period (as all determined by the Board in its sole discretion).

(iii) Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Corporation and its Affiliates terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Stock which then remain subject to forfeiture will then be forfeited automatically. A Participant shall immediately return to the Corporation all share certificates in respect of forfeited Restricted Stock, along with all such other documentation duly executed by such Participant that is requested by the Corporation to give effect to such forfeiture.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock lapse pursuant to Section 3(e) hereof), the share certificates for such Shares will be replaced with new share certificates, without the restrictive legends described in Section 7(b) hereof applicable to such lapsed restrictions, and such new share certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

Lakewood-Amedex 2020 Equity Incentive Plan

(v) If so requested by the Corporation or any representative of the underwriters in connection with any underwritten offering of securities of the Corporation under the Securities Act of 1933, as amended, a Participant (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Corporation during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Corporation filed under the Securities Act of 1933, as amended, for such underwriting (or such shorter period as may be requested by the underwriter and agreed to by the Corporation). The Corporation may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Section 8. Amendments and Termination.

(a) The Board may amend, alter or discontinue the Plan at any time. However, except as provided in Section 3(e) hereof, no amendment, alteration, or discontinuation of the Plan shall be effective unless approved by the stockholders of the Corporation to the extent such stockholder approval is necessary to satisfy any requirement related to or implicated by the administration of the Plan under applicable Delaware corporate law or the requirements of Section 1.422-2(b)(2) of the United States Treasury Regulations. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees, directors, and consultants with the maximum benefits provided or to be provided under the provisions of the Code relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code or to bring the Plan or Awards granted under it into compliance therewith.

(b) The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Board may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (i) the Corporation requests the consent of the Participant and (ii) the Participant consents in writing.

(c) In the event of the dissolution or liquidation of the Corporation, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such dissolution or liquidation. The Board may in such circumstances, declare that any Option shall terminate as of a date fixed by the Board and give each Participant the right to exercise his or her Option as to all or any portion of the Shares covered by such Option including (in the sole discretion of the Board) Shares as to which the Option would not otherwise be exercisable. An Award Agreement may provide that any unexercised portion of an Option granted to a Participant shall terminate and become void and of no effect if such Participant is a party to a Key Agreement wherein such Participant’s right to exercise such unexercised portion of an Option is terminable upon the occurrence of certain transactions if not exercised prior to the consummation of such transactions.

Lakewood-Amedex 2020 Equity Incentive Plan

Section 9. General Provisions.

(a) The Board may require each Participant to represent to and agree with the Corporation in writing that the Participant is acquiring securities of the Corporation for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The share certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with applicable securities laws.

(b) All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities laws, and the Board may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(c) Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) Neither the adoption of the Plan nor the execution of any document in connection with the Plan will confer upon any Participant any right to continue to serve the Corporation or any of if its Affiliates in the capacity in effect at the time the Award was granted or shall affect the right of the Corporation or any of its Affiliates to terminate (i) the employment of an employee with or without notice and with or without Cause or (ii) the service of a director pursuant to the bylaws of the Corporation or any of its Affiliates and any applicable provisions of the corporate law of the state in which any such entity is incorporated, as the case may be.

(e) No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Corporation may (i) require the Participant promptly to pay to the Corporation, or make arrangements satisfactory to the Board regarding the payment of, any foreign, federal, state or local withholding and employment tax of any kind the Corporation reasonably determines is required by law to be withheld with respect to such amount (ii) withhold and deduct from other compensation or amounts payable to any Person the amount of such withholding or employment related tax, or (iii) accept payment in such other manner or form as the Board shall deem necessary or advisable. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including, without limitation, Shares that are part of the Award that gives rise to the withholding requirement. The Corporation shall have no obligation upon exercise of any Option until such payment has been received and unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise. The obligations of the Corporation under the Plan will be conditioned on such payment or arrangements and the Corporation will, to the extent permitted by law, have the right to deduct any such withholding or employment related taxes from any payment of any kind otherwise due to the Participant. Notwithstanding the foregoing, the Corporation and its Affiliates shall not be obligated to advise any Person of the existence of the tax or other requirements or the amount which the Corporation will be required to withhold, collect, deduct or offset, and the ultimate liability for all tax-related items legally due by the Participant will be such Participant’s responsibility.

Lakewood-Amedex 2020 Equity Incentive Plan

(f) Notwithstanding anything in the Plan to the contrary, the Board may, in its sole discretion, provide in an Award Agreement or otherwise that the Board may cancel the Award issued under such Award Agreement if the Participant has engaged in or engages in any Detrimental Activity. The Board may, in its sole discretion, also provide in an Award Agreement or otherwise that (i) if the Participant has engaged in or engages in Detrimental Activity, the Participant will forfeit any gain realized on the vesting, exercise or settlement of any Award, and must repay the gain to the Corporation and (ii) if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Corporation. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable laws.

Section 10. Effective Date of Plan. Subject to the Plan’s adoption by the Board, the Plan will become effective on the date that it is so adopted by the Board.

Section 11. Term of Plan. The Plan will continue in effect until terminated in accordance with Section 8 hereof; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date of Board approval of the Plan (or, if the Board approves an amendment that increases the number of Shares subject to the Plan, the 10th anniversary of the date of such approval); provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond such date.

Section 12. Invalid Provisions. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Section 13. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws of Delaware or any other jurisdiction.

Section 14. Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Corporation or any Affiliate, nor shall the Plan preclude the Corporation from establishing any other forms of incentive or other compensation for employees of the Corporation or any Affiliate.

Section 15. Other Awards. The grant of an Award shall not confer upon such Person the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated individuals, or the right to receive future Awards upon the same terms or conditions as previously granted.

Lakewood-Amedex 2020 Equity Incentive Plan

Section 16. Notices and Communications. Any notice or communication to be given pursuant to the provisions of this Plan shall be in writing and shall be delivered (i) by personal delivery, (ii) by nationally recognized overnight delivery service with proof of delivery, (iii) by United States mail, postage prepaid, registered or certified mail return receipt requested, or (iv) by email by way of a PDF attachment thereto of an executed document. Notice shall be effective upon receipt except for notice via email, which shall be effective only when the recipient, by return email or notice delivered by other method provided for in this Section 16, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 16). Such notices shall be sent to the applicable party or parties at such party’s address set forth above in the introductory paragraph above or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. All notices and communication to the Corporation shall be addressed to the attention of the President or Chief Executive Officer (or such other Person as the Corporation may designate in writing from time to time), and, if sent by way of (ii) or (iii) above, to the Corporation’s principal executive office. All notices and communications to a Participant by way of (ii), (iii) or (iv) shall be sent to the mailing address or email address, as applicable, given beneath his or her signature in his or her Award Agreement, or at such other mailing address or email address as such Participant may hereafter designate in writing to the Corporation.

Section 17. Section 409A. It is intended that all Awards issued under the Plan will be in a form and administered in a manner that will comply with an exception from the requirements of Section 409A of the Code and the Award Agreements and the Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. Notwithstanding anything in the Plan to the contrary, neither the Corporation nor the Board shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Corporation nor the Board will have any liability to any Participant for such tax or penalty.

Section 18. Disqualifying Dispositions. Any Participant who makes a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two years from the date such Incentive Stock Option is granted or within one year after the issuance of the Shares acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Corporation in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

Section 19. Unfunded Plan. The Plan shall be unfunded. Neither the Corporation nor the Board shall be required to establish any special or separate fund or to segregate any assets to assure the performance of the Corporation’s obligations under the Plan.

Section 20. Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

Section 21. Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

Section 22. Non-Uniform Treatment. The Board’s determinations under the Plan need not be uniform and may be made by the Board selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Board shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

Date Plan adopted by Board: November 30, 2020

Date Plan approved by Shareholders:  January 25, 2021

Lakewood-Amedex 2020 Equity Incentive Plan

EXHIBIT A

DEFINED TERMS

For purposes of the Plan, the following capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:

“Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, or is controlled by, or is under common control with such Person.

“Award” or “Awards” means a grant of Options or Restricted Stock pursuant to the provisions of the Plan.

“Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

“Board” means the Board of Directors of the Corporation, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 2 of the Plan, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with matters to be performed by that Committee.

“Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Corporation or its Affiliates public disgrace or disrepute, or adversely affects the Corporation’s or its Affiliates’ operations or financial performance or the relationship the Corporation has with its Affiliates; (ii) gross negligence or willful misconduct with respect to the Corporation or any of its Affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of the subject employment or engagement with the Corporation or its Affiliates; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; (iv) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Corporation (other than due to a Disability), which failure, refusal or inability is not cured within 30 days after delivery of notice thereof; (v) material breach of any agreement with or duty owed to the Corporation or any of its Affiliates; or (vi) any breach of any obligation or duty to the Corporation or any of its Affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, non-solicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Corporation (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

“Change of Control” means (i) a merger or consolidation in which (A) the Corporation is a constituent party or (B) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the equity securities of (1) the surviving or resulting party or (2) if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such merger or consolidation, the parent of such surviving or resulting party; provided that, for the purpose of this definition all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such merger or consolidation or upon conversion of convertible securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, deemed to be converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged; or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole.

Lakewood-Amedex 2020 Equity Incentive Plan

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Any reference to a Section of the Code shall be deemed to include a reference to any regulation promulgated thereunder.

“Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

“Common Stock” means the common stock of the Corporation, par value $0.0001 per share.

“Corporation” has the meaning specified in the first paragraph of the Plan.

“Director” means a member of the Board.

“Disability” means a condition rendering a Participant Disabled.

“Disabled” has the same meaning as set forth in Section 22(e)(3) of the Code.

“Disqualified Disposition” has the meaning specified in Section 18 of the Plan.

“Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Corporation, any of the Subsidiaries, or any of their respective Affiliates; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Corporation, any of the Subsidiaries, or any of their respective Affiliates for Cause; (iii) the breach of any non-competition, non-solicitation, non-disparagement or other agreement containing restrictive covenants, with the Corporation, any of the Subsidiaries, or any of their respective Affiliates; (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Board in its sole discretion; or (v) any other conduct or act determined to be materially injurious, detrimental or prejudicial to any interest of the Corporation, any of the Subsidiaries, or any of their respective Affiliates, as determined by the Board in its sole discretion.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

Lakewood-Amedex 2020 Equity Incentive Plan

“Fair Market Value” means, with respect to a Share, as of any date: (i) in the case of any determination thereof other than in connection with a Change of Control, (x) if the Shares are not publicly traded, the value of such Shares on that date, as determined by the Board in good faith taking into consideration all factors the Board deems appropriate (including, without limitation, Sections 409A and 422 of the Code); or (y) if the Shares are publicly traded, the last sale price of a Share on the trading day immediately prior to the date of determination of fair market value or, if no sale is publicly reported on such trading day, the last sale price of a Share prior to the date of determination of fair market value; and (ii) in the case of any determination thereof in connection with a Change of Control, the value of a Share attributable to such Shares in the transaction giving rise to the such Change of Control or, if no such value is so attributable, the value as determined by the Board after using a valuation method that complies with regulations for determining fair market value as promulgated by the Internal Revenue Service.

“Incentive Stock Option” means any Option granted to an employee of the Corporation or a Subsidiary intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

“Key Agreement” shall mean any (i) Stockholders’ Agreement and (ii) voting proxy, which may be required by the Corporation upon or prior to exercise of the Option.

“Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code, require that each “Non-Employee Director” also be an “outside director” as that term is defined in the regulations promulgated under Section 162(m) of the Code.

“Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

“Option” means any option to purchase Shares (including Restricted Stock, if the Board so determines) granted pursuant to Section 5 of the Plan.

“Participant” means an employee, consultant, Director, or other service provider of or to the Corporation or any of its Affiliates to whom an Award is granted.

“Person” or “Persons” means an individual(s), partnership(s), corporation(s), limited liability company(ies), trust(s), joint venture(s), unincorporated association(s), or other entity(ies) or association(s).

“Plan” has the meaning specified in the first paragraph of the Plan.

“Restricted Stock” means Shares that are subject to restrictions pursuant to Section 7 of the Plan.

“Restriction Period” has the meaning specified in Section 7(c)(i) of the Plan.

“Shares” means shares of the Corporation’s Common Stock, subject to substitution or adjustment as provided in Section 3(d) of the Plan.

“Stockholders’ Agreement” means any Stockholders’ Agreement, Voting Agreement, Right of First Refusal and Co-Sale Agreement or other similar agreement to be executed and delivered by a Participant at the time of any event of an Award or upon the exercise of any Options subject to an Award, as determined by the Board, and in such form from time to time prescribed by the Board, as each of such documents may be amended or amended and restated from time to time.

“Subsidiary” means, with respect to the Corporation, a subsidiary corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.